Exhibit 10.2

DATED as of July 24, 2006

U.S. GOLD CORPORATION

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EQUITY TRANSFER & TRUST COMPANY

SUPPLEMENTAL INDENTURE

to

WARRANT INDENTURE DATED FEBRUARY 22, 2006

PROVIDING FOR THE ISSUE OF UP TO 8,851,000 SHARE PURCHASE WARRANTS

Fraser Milner Casgrain LLP

THIS SUPPLEMENTAL INDENTURE made as of the 24th day of July, 2006.

B E T W E E N:

U.S. GOLD CORPORATION, a corporation existing under the State of Colorado (hereinafter called the “Corporation”)

OF THE FIRST PART

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EQUITY TRANSFER & TRUST COMPANY, a trust company existing under the Trust and Loan Companies Act (Canada) (hereinafter called the “Warrant Agent”)

OF THE SECOND PART

WHEREAS by way of a purchase warrant indenture dated February 22, 2006 (the “Principal Indenture”) between the Corporation and the Warrant Agent, as agent, the Corporation created and authorized for issuance up to 8,851,000 share purchase warrants (the “Purchase Warrants”), each Purchase Warrant entitling the holder thereof to purchase one common share of the Corporation (a “Common Share”) at any time prior to February 22, 2011 at a price of US$10.00;

AND WHEREAS in accordance with Section 10.01(d) and 10.01(h) of the Principal Indenture, the Corporation and the Warrant Agent desire to amend Sections 2.01, 5.01 and 7.01 of the Principal Indenture as described below to reflect an additional covenant of the Corporation;

AND WHEREAS all things necessary have been done and performed to authorize the execution of this Supplemental Indenture and to make the same effective and binding upon the Corporation;

AND WHEREAS the Warrant Agent is the successor to the business of Equity Transfer Services Inc.;

NOW THEREFORE THIS SUPPLEMENTAL INDENTURE WITNESSES and it is hereby covenanted, agreed and declared as follows:

ARTICLE 1

SUPPLEMENTAL NATURE OF INDENTURE
AND RELATED MATTERS

1.1                                                                               Definitions

Unless defined herein or the context otherwise requires or specifies, all expressions and terms used in this supplemental indenture (including recitals) shall, for all purposes hereof, have the same meaning as ascribed to such expressions and terms in the Principal Indenture.

1.2                                                                               Supplemental Nature of Indenture

This supplemental indenture is an indenture supplemental to the Principal Indenture within the meaning of the Principal Indenture, and the Principal Indenture and this supplemental indenture shall be read together and have effect so far as practicable as though all the provisions thereof and hereof were contained in one instrument.

1.3                                                                               Supplement of Principal Indenture

The Principal Indenture is hereby amended and supplemented by the provisions hereof.

1.4                                                                               Supplemental Indenture

The terms “this supplemental indenture” and similar expressions, unless the context otherwise specifies or requires, refer to this supplemental indenture and not to any particular article, section or other portion thereof, and include any and every instrument supplementary or ancillary hereto or in implement hereof.  The terms “Indenture”, “hereto”, “herein”, “hereof”, “hereby”, “hereunder” and similar expressions refer to the Principal Indenture and every instrument supplemental or ancillary thereto or in implement thereof, including this supplemental indenture.  The division of this supplemental indenture into articles, sections and other portions thereof and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this supplemental indenture.  Unless the context otherwise requires or is inconsistent herewith, references to articles or sections are to articles and sections of this supplemental indenture.

1.5                                                                               Confirmation

The parties to this supplemental indenture hereby acknowledge and confirm that, except as specifically amended by the provisions of this supplemental indenture, all the terms and conditions contained in the Principal Indenture are and remain in full force and effect, unamended, in accordance with the provisions thereof.

ARTICLE 2

AMENDMENTS

2.1                                                                               Amendments of Sections 2.01, 5.01 and 7.01

(a)           In Section 2.01(a) of the Principal Indenture delete the word “indeterminate”;

(b)           Delete Clause 5.01(b); and

(c)           Section 7.01 of the Principal Indenture is hereby amended by:

(i)                                     deleting the word “and” at the end of 7.01(n);
(ii)                                  deleting the symbol “.” at the end of Section 7.01(o) and replacing such symbol with the following “; and”; and
(iii)                               adding the following:

“(p)         the Corporation will not issue or fix a record date for the issuance of rights, options or warrants to subscribe for or purchase Common Shares or securities convertible into or exchangeable for Common Shares at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market

Price of the Common Shares on the earlier of such record date or the date on which the Corporation announces its intention to make such issuance.”

ARTICLE 3

ACCEPTANCE BY WARRANT AGENT

3.1                                                                               Acceptance by Warrant Agent

The Warrant Agent hereby accepts the trusts in this supplemental indenture declared and created and agrees to perform the same upon the terms and conditions hereinbefore set forth but subject to the provisions of the Principal Indenture.

ARTICLE 4

MISCELLANEOUS

4.1                                                                               Confirmation of Principal Indenture

The terms and provisions of the Principal Indenture, as amended and supplemented by this supplemental indenture, are in all respects confirmed.

4.2                                                                               Enurement

This supplemental indenture shall enure to the benefit of and be binding upon the successors and assigns of the Warrant Agent and the Corporation, as the case may be.

4.3                                                                               Further Assurances

The parties hereto hereby covenant and agree to execute and deliver such further and other instruments and to take such further or other action as may be necessary or advisable to give effect to this supplemental indenture and the provisions hereof.

[signature page follows]

IN WITNESS WHEREOF the parties hereto have executed this supplemental indenture under their respective corporate seals and by the hands of their officers on their behalf.

U.S. GOLD CORPORATION

By:	/s/ Robert R. McEwen
Name: Robert R. McEwen
Title: Chairman and Chief Executive Officer

EQUITY TRANSFER & TRUST COMPANY

By:	/s/ Derrice Richards
Name: Derrice Richards
Title: Senior Advisor Trust Services

By:	/s/ Beau Cairns
Name: Beau Cairns
Title: Manager Corporate Services